Exhibit 21

Subsidiaries	State of Organization	Name under which Subsidiary does Business (1)
Altius Health Administrators Inc. (TPA)	Utah

Altius Health Plans Inc. (TPA)	Utah	(UT) Altius

American Life and Health Insurance Company	Missouri

Cambridge Life Insurance Company	Missouri

Carelink Health Plans, Inc. (HMO)	West Virginia

CCN Managed Care, Inc.	Delaware

CHC Casualty Risk Retention Group, Inc. (Reinsurance)	Vermont

Claims Administration Corp.	Delaware

Coventry Financial Management Services, Inc.	Delaware

Coventry Health and Life Insurance Company (Indemnity)	Delaware

Coventry Health Care Investment Corporation	Delaware

Coventry Healthcare Management Corporation	Delaware	(OH) CHC Management Corporation (MO) Coventry Healthcare Management Corporation of Missouri

Coventry Health Care of Delaware, Inc. (HMO)	Delaware	(NJ) Coventry Health Care of New Jersey

Coventry Health Care of Georgia, Inc. (HMO)	Georgia

Coventry Health Care of Iowa, Inc. (HMO)	Iowa

Coventry Health Care of Kansas, Inc. (HMO)	Kansas

Coventry Health Care of Louisiana, Inc. (HMO)	Louisiana

Coventry Health Care of Nebraska, Inc. (HMO)	Nebraska

Coventry Health Care of Pennsylvania, Inc. (HMO)	Pennsylvania

Coventry Management Services, Inc. (CSO, IS and employees)	Pennsylvania

Coventry Prescription Management Services, Inc.	Nevada

Coventry Services Corporation	Delaware

Coventry Transplant Network, Inc.	Delaware

FHC, Inc.	Delaware

First Health Group Corp.	Delaware

First Health Insurance Services, Inc.	Illinois

First Health Life & Health Insurance Company	Delaware

First Health Plus Managed Care Services, Inc.	California

First Health Priority Services, Inc.	Delaware

First Health Services Corporation	Virginia

First Health Services of Florida, Inc.	Delaware

First Health Services of Montana, Inc.	Delaware

First Health Services of North Carolina, Inc.	Delaware

First Health Services of Tennessee, Inc.	Tennessee

First Health Strategies, Inc.	Delaware

Group Health Plan, Inc.	Missouri

Health Care Management, Inc.	Delaware

HealthAmerica Pennsylvania, Inc. (HMO)	Pennsylvania

HealthAssurance Financial Services, Inc.	Delaware

HealthAssurance Pennsylvania, Inc. (RANLI PPO) (Formerly Health PASS, Inc.)	Pennsylvania

HealthCare USA of Missouri, LLC (Medicaid HMO)	Missouri

HealthCare Value Management, Inc.	Massachusetts

OmniCare Health Plan, Inc. (Medicaid HMO)	Michigan

PersonalCare Health Management, Inc.	Illinois

PersonalCare Insurance of Illinois, Inc. (HMO)	Illinois

PPO Oklahoma, Inc.	Oklahoma

Southern Health Services, Inc. (HMO)	Virginia	(VA) Coventry Healthcare (VA) Coventry

SouthCare HMO, Inc.	Georgia

SouthCare PPO, Inc.	Missouri

WellPath Preferred Services, Inc. (TPA)	North Carolina

WellPath Select, Inc.	North Carolina

(1) Unless otherwise noted, each Subsidiary only does business under its legal name as set forth under the heading “Subsidiaries.”